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                                                                EXHIBIT 99.j(ii)
KPMG
         4200 Wells Fargo Center
         90 South Seventh Street
         Minneapolis, MN 55402

                          Independent Auditors' Consent

We consent to the use of our report dated December 7, 2001 for The Hartford Mutual Funds II, Inc. (formerly Hartford-Fortis Series Fund, Inc.) incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Public Accountants" and "Financial Statements" in Part B of the Registration Statement.


                                                              /s/ KPMG LLP

Minneapolis, Minnesota
February 21, 2003